Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-26106, 33-35405, 33-39770, 33-57811, 333-116953, 333-128860 and 333-159027) of the Walt Disney Company of our report dated June 23, 2009 relating to the financial statements and supplementary schedule of the Disney Savings and Investment Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California

June 23, 2009